                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



    The undersigned Directors of Blockbuster Inc. (the "Company") hereby constitute and appoint Edward B. Stead, as true and lawful attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), any and all amendments (including post-effective amendments) and exhibits to the Company's registration statement on Form S-1 (File No. 333-77899) filed on May 6, 1999 with the Commission, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Commission pertaining to the registration of the securities covered thereby or under any related registration statement or any amendment thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.



                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                 /s/ JOHN L. MUETHING
     -------------------------------------------                    Director                   July 13, 1999
                   John L. Muething

                   /s/ LINDA GRIEGO
     -------------------------------------------                    Director                   July 13, 1999
                     Linda Griego